Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
KraneShares Trust:

We consent to the use of our report dated May 25, 2018, with respect to the financial statements of the KraneShares Trust, comprised of KraneShares Bosera MSCI China A Share ETF, KraneShares Zacks New China ETF, KraneShares CSI China Internet ETF, KraneShares E Fund China Commercial Paper ETF, KraneShares FTSE Emerging Markets Plus ETF, KraneShares MSCI One Belt One Road Index ETF, KraneShares Emerging Markets Consumer Technology Index ETF, KraneShares MSCI China Environment Index ETF, KraneShares Electric Vehicles and Future Mobility Index ETF, and KraneShares MSCI All China Health Care Index ETF, as of March 29, 2018, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 30, 2018